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Report of Independent
Registered Public
Accounting Firm


To the Shareholders and
Board of Trustees of
Evergreen Select Equity Trust

In planning and performing our
audit of the financial statements
of the Evergreen Strategic
Growth Fund the Fund, a series
of the Evergreen Select Equity
Trust, as of and for the year
ended September 30, 2008, in accordance with the standards of the Public Company Accounting
Oversight Board United States, we
considered its internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion.

Management of the Fund is responsible for establishing and maintainingeffective internal control over financialreporting.
In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles (GAAP). A companys internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company, (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company, and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the companys assets that could have a material effect on the financial statements.

Because of its inherent limitations,
internalcontrol over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectivenessto future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or proceduresmay deteriorate.

A deficiency in internal control over
financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.
A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph andwould not necessarily disclose all deficienciesin internal control that might be material weaknesses under standards establishedby the
Public Company Accounting OversightBoard United States.
However, we noted no deficiencies in the Funds internal control over financialreporting and its operations, including controlsover safeguarding securities, that we consider to be a material weakness as defined above as of september 30 2008.

This report is intended solely for the information and use of management and the Board of Trustees of Evergreen Select Equity Trust and the
Securities and Exchange Commission
and is not intended to be and should not be used by anyone other than these specified parties.



Boston, Massachusetts
November 24, 2008








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